Bank of Hawaii Corporation First Quarter 2015 Financial Results

•Diluted Earnings Per Share $0.97
•Net Income $42.4 Million
•Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 20, 2015) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.97 for the first quarter of 2015, up from $0.94 in the previous quarter, and up from $0.87 in the same quarter last year. Net income for the first quarter of 2015 was $42.4 million, an increase of $1.3 million compared with net income of $41.2 million in the fourth quarter of 2014, and up $3.9 million from net income of $38.6 million in the first quarter of 2014.

Loan and lease balances increased to $7.2 billion at March 31, 2015, up 4.1 percent from December 31, 2014 and 15.6 percent compared with March 31, 2014. Deposit growth remained strong during the quarter, increasing 2.7 percent from December 31, 2014 and 7.8 percent from March 31, 2014.

"Bank of Hawaii Corporation had a solid start to 2015 with good financial performance in the first quarter," said Peter S. Ho, Chairman, President, and CEO. “Our balance sheet remains strong with growth in both loans and deposits, and we maintained our disciplined approach to risk and capital management. During the quarter we sold $10.1 million in Visa shares which exceeded our previous quarterly rate of $2.0 million because of our counterparty’s minimum transaction requirement. We do not currently anticipate further sales of Visa shares during 2015.”

The return on average assets for the first quarter of 2015 was 1.15 percent, an increase from 1.12 percent during the previous quarter and same quarter last year. The return on average equity for the first quarter of 2015 was 16.18 percent, up from 15.39 percent in the fourth quarter of 2014 and 15.15 percent in the first quarter of 2014. The efficiency ratio during the first quarter of 2015 was 58.30 percent compared with 57.03 percent in the previous quarter and 60.54 percent in the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2015 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2015 was $99.6 million, up $0.1 million from the fourth quarter of 2014, and up $3.5 million from the first quarter of 2014. The net interest margin was 2.81 percent for the first quarter of 2015, a decrease of 3 basis points compared with the net interest margin of 2.84 percent in the fourth quarter of 2014, and a 6 basis point decrease from 2.87 percent in the first quarter of 2014. Analyses of the changes in net interest income are included in Tables 8a and 8b.

Noninterest income was $52.3 million for the first quarter of 2015, an increase of $6.5 million compared with noninterest income of $45.8 million in the fourth quarter of 2014, and an increase of $7.5 million compared with noninterest income of $44.8 million in the first quarter of 2014. Noninterest income in the first quarter of 2015 included a net gain of $10.1 million resulting from the sale of 95,000 Visa Class B shares (156,589 Class A equivalents).  The Company also contributed 4,700 Visa Class B shares to the Bank of Hawaii Foundation during the quarter.  The contribution had no impact on noninterest expense; however, the contribution did favorably impact the effective tax rate during the quarter.  Noninterest income in the first quarter of 2014 included a gain of $2.0 million resulting from the sale of 22,000 Visa Class B shares.  As of March 31, 2015, the Company has 297,814 Visa Class B shares remaining (490,887 Class A equivalents).

Noninterest expense was $86.9 million in the first quarter of 2015, up $5.7 million from noninterest expense of $81.2 million in the fourth quarter of 2014, and up $3.4 million from noninterest expense of $83.5 million in the same quarter last year. Noninterest expense in the first quarter of 2015 included seasonal payroll-related expenses resulting from annual payments from the Company’s incentive compensation plans and higher payroll taxes, $1.9 million in severance payments, higher medical and commission expenses, and increased technology investments. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the first quarter of 2015 was 31.72 percent compared with 32.71 percent in the previous quarter and 29.13 percent during the same quarter last year.  The lower effective tax rate in the first quarter of 2014 was primarily due to a $1.2 million credit for the release of reserves due to a settlement with the State of Hawaii related to prior year tax issues.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Table 13.

Asset Quality

The Company’s asset quality remained strong during the first quarter of 2015. Total non-performing assets decreased to $28.8 million at March 31, 2015, down from non-performing assets of $30.1 million at December 31, 2014 and $37.0 million at March 31, 2014. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.40 percent at the end of the first quarter of 2015, down from 0.44 percent at the end of the fourth quarter of 2014, and 0.60 percent at the end of the first quarter last year.

Accruing loans and leases past due 90 days or more were $8.0 million at March 31, 2015, down from $8.7 million at December 31, 2014 and $9.7 million at March 31, 2014. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $46.6 million at March 31, 2015, up from $45.5 million at December 31, 2014 and $44.5 million at March 31, 2014. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

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Bank of Hawaii Corporation First Quarter 2015 Financial Results     Page 3

Net loan and lease charge-offs during the first quarter of 2015 were $1.2 million or 0.07 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $4.1 million were partially offset by recoveries of $2.9 million. Net charge-offs in the fourth quarter of 2014 were $1.7 million, or 0.10 percent annualized of total average loans and leases outstanding, and were comprised of $3.7 million in charge-offs partially offset by recoveries of $2.1 million. Net charge-offs during the first quarter of 2014 were $1.3 million, or 0.09 percent annualized of total average loans and leases outstanding, and were comprised of $4.0 million in charge-offs partially offset by recoveries of $2.7 million.

The allowance for loan and lease losses was $107.5 million at March 31, 2015, down from $108.7 million at December 31, 2014 and $114.1 million at March 31, 2014. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.50 percent at March 31, 2015. The reserve for unfunded commitments was $5.9 million at March 31, 2015, unchanged from the previous quarter and down from $6.0 million at March 31, 2014. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $15.14 billion at March 31, 2015, up from $14.79 billion at December 31, 2014 and $14.26 billion at March 31, 2014. Average total assets were $14.95 billion during the first quarter of 2015, an increase from average total assets of $14.60 billion during the previous quarter and $14.03 billion during the same quarter last year.

The investment securities portfolio decreased to $6.58 billion at March 31, 2015, compared with $6.76 billion at December 31, 2014 and $6.97 billion at March 31, 2014. The portfolio at March 31, 2015 remains largely comprised of securities issued by U. S. government agencies and included $4.31 billion in securities held to maturity and $2.27 billion in securities available for sale.

Total loans and leases were $7.18 billion at March 31, 2015, up from $6.90 billion at December 31, 2014 and $6.21 billion at March 31, 2014. Average total loans and leases were $7.05 billion during the first quarter of 2015, up from $6.75 billion during the fourth quarter of 2014, and up from $6.10 billion during the same quarter last year.

The commercial loan portfolio was $2.96 billion at the end of the first quarter of 2015, an increase of 4.5 percent from commercial loans of $2.83 billion at the end of the fourth quarter of 2014, and up 14.9 percent from commercial loans of $2.57 billion at the end of the same quarter last year. The consumer loan portfolio was $4.22 billion at the end of the first quarter of 2015, an increase of 3.8 percent from consumer loans of $4.07 billion at the end of the fourth quarter of 2014, and up 16.1 percent from $3.64 billion at the end of the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

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Bank of Hawaii Corporation First Quarter 2015 Financial Results     Page 4

Total deposits increased to $12.98 billion at March 31, 2015 compared with $12.63 billion at December 31, 2014 and $12.04 billion at March 31, 2014. Average total deposits were $12.79 billion during the first quarter of 2015, up from $12.44 billion during the previous quarter and $11.81 billion during the same quarter last year.

Consumer deposits increased 2.1 percent from the previous quarter and 4.4 percent compared with the first quarter last year. Commercial deposits increased 5.5 percent from the previous quarter and 14.8 percent compared with the first quarter last year. Other deposits, including public funds, decreased 4.5 percent from the previous quarter and 2.0 percent compared with the same quarter last year. Deposit balances are summarized in Tables 7 and 10.

During the first quarter of 2015, the Company repurchased 178.5 thousand shares of common stock at a total cost of $10.3 million under its share repurchase program. The average cost was $57.70 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2015, the Company has repurchased 52.2 million shares and returned over $1.9 billion to shareholders at an average cost of $37.03 per share. Remaining buyback authority under the share repurchase program was $62.9 million at March 31, 2015. From April 1 through April 17, 2015, the Company repurchased an additional 48.0 thousand shares of common stock at an average cost of $61.58 per share. As of April 17, 2015, remaining buyback authority under the share repurchase program was $60.0 million.

Total shareholders’ equity increased to $1.08 billion at March 31, 2015, up from $1.06 billion at December 31, 2014 and $1.03 billion at March 31, 2014. At March 31, 2015, the Tier 1 Capital Ratio was 14.62 percent and the Tier 1 leverage ratio was 7.17 percent. Capital ratios are calculated under Basel III rules, which became effective January 1, 2015.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on June 12, 2015 to shareholders of record at the close of business on May 29, 2015.

Hawaii Economy

The overall Hawaii economy remained positive during the first quarter of 2015 due to the continuation of a strong tourism industry, expanding construction activity, relatively low unemployment, and stable real estate market. For the first two months of 2015, total visitor arrivals increased 0.8 percent and visitor spending decreased 3.3 percent compared to the same period in 2014. Following another record level of tourism in 2014, the current level of visitor activity still reflects a healthy tourism industry despite the mixed year-to-date results. The statewide seasonally-adjusted unemployment rate declined to 4.1 percent in February 2014, compared to 5.5 percent nationally.

For the first quarter of 2015, the volume of single-family home sales on Oahu decreased 4.0 percent and the volume of condominium sales on Oahu decreased 1.4 percent compared with the same period last year. During the first quarter of 2015, the median price of single-family home sales on Oahu increased 3.2 percent and the median price of condominium sales on Oahu increased 5.4 percent compared with the same period last year. As of March 31, 2015, months of inventory of single-family homes and condominiums on Oahu remained extremely low at 2.7 months and 3.4 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

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Bank of Hawaii Corporation First Quarter 2015 Financial Results     Page 5

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants located in the United States or Canada should dial 1 (800) 708-4540. All other international conference call participants should dial 1 (847) 619-6397. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning on Monday, April 20, 2015 by dialing 1 (888) 843-7419 in the United States or Canada and 1 (630) 652-3042 from other international locations. Enter the pass code number 38310708# when prompted. A replay of the conference call will also be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments, in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2015	2014	2014
For the Period:
Operating Results
Net Interest Income	$96,770	$96,632	$93,233
Provision for Credit Losses	—	—	—
Total Noninterest Income	52,307	45,818	44,768
Total Noninterest Expense	86,915	81,240	83,547
Net Income	42,442	41,191	38,592
Basic Earnings Per Share	0.98	0.95	0.87
Diluted Earnings Per Share	0.97	0.94	0.87
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.15%	1.12%	1.12%
Return on Average Shareholders' Equity	16.18	15.39	15.15
Efficiency Ratio [1]	58.30	57.03	60.54
Net Interest Margin [2]	2.81	2.84	2.87
Dividend Payout Ratio [3]	45.92	47.37	51.72
Average Shareholders' Equity to Average Assets	7.12	7.27	7.36

Average Balances
Average Loans and Leases	$7,053,061	$6,746,332	$6,104,041
Average Assets	14,946,037	14,603,493	14,033,949
Average Deposits	12,786,449	12,435,692	11,814,548
Average Shareholders' Equity	1,064,112	1,061,900	1,033,413

Per Share of Common Stock
Book Value	$24.63	$24.13	$23.14
Tangible Book Value	23.91	23.41	22.43
Market Value
Closing	61.21	59.31	60.61
High	62.58	61.00	61.36
Low	53.90	52.70	54.16

	March 31,	December 31,	March 31,
	2015	2014	2014
As of Period End:
Balance Sheet Totals
Loans and Leases	$7,178,628	$6,897,589	$6,209,857
Total Assets	15,139,179	14,787,208	14,263,118
Total Deposits	12,979,616	12,633,089	12,044,473
Other Debt	173,898	173,912	174,695
Total Shareholders' Equity	1,075,251	1,055,086	1,028,904

Asset Quality
Non-Performing Assets	$28,777	$30,082	$37,048
Allowance for Loans and Leases	107,461	108,688	114,126
Allowance to Loans and Leases Outstanding	1.50%	1.58%	1.84

Capital Ratios
Common Equity Tier 1 Capital Ratio [4]	14.62%	n/a	n/a
Tier 1 Capital Ratio [4]	14.62	14.69%	15.96%
Total Capital Ratio [4]	15.87	15.94	17.22
Tier 1 Leverage Ratio [4]	7.17	7.13	7.22
Total Shareholders' Equity to Total Assets	7.10	7.14	7.21
Tangible Common Equity to Tangible Assets [5]	6.91	6.94	7.01
Tangible Common Equity to Risk-Weighted Assets [5]	14.27	14.46	15.69

Non-Financial Data
Full-Time Equivalent Employees	2,156	2,161	2,181
Branches	74	74	74
ATMs	456	459	458

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Capital ratios as of March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.
[5] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2015	2014	2014
Total Shareholders' Equity		$1,075,251	$1,055,086	$1,028,904
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,043,734	$1,023,569	$997,387

Total Assets		$15,139,179	$14,787,208	$14,263,118
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$15,107,662	$14,755,691	$14,231,601

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements [1]	$7,313,682	$7,077,035	$6,357,459

Total Shareholders' Equity to Total Assets		7.10%	7.14%	7.21%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.91%	6.94%	7.01%

Tier 1 Capital Ratio [1]		14.62%	14.69%	15.96%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]		14.27%	14.46%	15.69%

[1] Risk-weighted assets and and capital ratios as of March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2015	2014	2014
Interest Income
Interest and Fees on Loans and Leases	$70,961	$69,974	$63,526
Income on Investment Securities
Available-for-Sale	10,198	10,732	10,760
Held-to-Maturity	24,407	24,966	27,889
Deposits	3	2	3
Funds Sold	259	192	137
Other	302	303	302
Total Interest Income	106,130	106,169	102,617
Interest Expense
Deposits	2,368	2,392	2,358
Securities Sold Under Agreements to Repurchase	6,371	6,520	6,397
Funds Purchased	3	3	3
Other Debt	618	622	626
Total Interest Expense	9,360	9,537	9,384
Net Interest Income	96,770	96,632	93,233
Provision for Credit Losses	—	—	—
Net Interest Income After Provision for Credit Losses	96,770	96,632	93,233
Noninterest Income
Trust and Asset Management	12,180	12,225	11,852
Mortgage Banking	1,693	2,116	2,005
Service Charges on Deposit Accounts	8,537	9,058	8,878
Fees, Exchange, and Other Service Charges	12,897	13,702	12,939
Investment Securities Gains, Net	10,231	1,966	2,160
Annuity and Insurance	2,044	1,664	2,123
Bank-Owned Life Insurance	1,734	1,874	1,602
Other	2,991	3,213	3,209
Total Noninterest Income	52,307	45,818	44,768
Noninterest Expense
Salaries and Benefits	49,780	45,520	46,897
Net Occupancy	9,333	9,291	9,417
Net Equipment	5,288	4,734	4,603
Data Processing	3,773	3,823	3,649
Professional Fees	2,334	3,086	2,260
FDIC Insurance	2,140	2,055	2,076
Other	14,267	12,731	14,645
Total Noninterest Expense	86,915	81,240	83,547
Income Before Provision for Income Taxes	62,162	61,210	54,454
Provision for Income Taxes	19,720	20,019	15,862
Net Income	$42,442	$41,191	$38,592
Basic Earnings Per Share	$0.98	$0.95	$0.87
Diluted Earnings Per Share	$0.97	$0.94	$0.87
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	43,386,402	43,499,627	44,193,267
Diluted Weighted Average Shares	43,597,504	43,758,873	44,420,349

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014
Net Income	$42,442	$41,191	$38,592
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains on Investment Securities	5,294	1,567	6,271
Defined Benefit Plans	220	(12,190)	156
Total Other Comprehensive Income (Loss)	5,514	(10,623)	6,427
Comprehensive Income	$47,956	$30,568	$45,019

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014
Assets
Interest-Bearing Deposits in Other Banks	$3,383	$2,873	$4,085
Funds Sold	620,331	360,577	382,154
Investment Securities
Available-for-Sale	2,271,186	2,289,190	2,188,064
Held to Maturity (Fair Value of $4,378,007; $4,504,495; and $4,774,032)	4,306,353	4,466,679	4,777,494
Loans Held for Sale	1,951	5,136	2,437
Loans and Leases	7,178,628	6,897,589	6,209,857
Allowance for Loan and Lease Losses	(107,461)	(108,688)	(114,126)
Net Loans and Leases	7,071,167	6,788,901	6,095,731
Total Earning Assets	14,274,371	13,913,356	13,449,965
Cash and Due from Banks	151,793	172,126	159,079
Premises and Equipment, Net	109,223	109,854	107,323
Accrued Interest Receivable	47,017	44,654	46,431
Foreclosed Real Estate	2,095	2,311	3,450
Mortgage Servicing Rights	23,643	24,695	27,378
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	264,228	262,807	223,883
Other Assets	235,292	225,888	214,092
Total Assets	$15,139,179	$14,787,208	$14,263,118

Liabilities
Deposits
Noninterest-Bearing Demand	$4,047,334	$3,832,943	$3,679,410
Interest-Bearing Demand	2,608,664	2,559,570	2,378,414
Savings	5,014,686	4,806,575	4,515,026
Time	1,308,932	1,434,001	1,471,623
Total Deposits	12,979,616	12,633,089	12,044,473
Funds Purchased	8,459	8,459	9,982
Short-Term Borrowings	—	—	375
Securities Sold Under Agreements to Repurchase	672,329	688,601	797,213
Other Debt	173,898	173,912	174,695
Retirement Benefits Payable	55,197	55,477	35,111
Accrued Interest Payable	5,836	5,148	5,743
Taxes Payable and Deferred Taxes	46,987	27,777	45,811
Other Liabilities	121,606	139,659	120,811
Total Liabilities	14,063,928	13,732,122	13,234,214
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2015 - 57,733,267 / 43,652,628;
December 31, 2014 - 57,634,755 / 43,724,208;
and March 31, 2014 - 57,620,212 / 44,467,593)	575	574	573
Capital Surplus	534,141	531,932	524,912
Accumulated Other Comprehensive Loss	(21,172)	(26,686)	(25,396)
Retained Earnings	1,257,341	1,234,801	1,170,068
Treasury Stock, at Cost (Shares: March 31, 2015 - 14,080,639;
December 31, 2014 - 13,910,547; and March 31, 2014 - 13,152,619)	(695,634)	(685,535)	(641,253)
Total Shareholders' Equity	1,075,251	1,055,086	1,028,904
Total Liabilities and Shareholders' Equity	$15,139,179	$14,787,208	$14,263,118

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086
Net Income	—	—	—	—	42,442	—	42,442
Other Comprehensive Income	—	—	—	5,514	—	—	5,514
Share-Based Compensation	—	—	1,776	—	—	—	1,776
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	155,646	1	433	—	(218)	3,045	3,261
Common Stock Repurchased	(227,226)	—	—	—	—	(13,144)	(13,144)
Cash Dividends Declared ($0.45 per share)	—	—	—	—	(19,684)	—	(19,684)
Balance as of March 31, 2015	43,652,628	$575	$534,141	$(21,172)	$1,257,341	$(695,634)	$1,075,251

Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976
Net Income	—	—	—	—	38,592	—	38,592
Other Comprehensive Income	—	—	—	6,427			6,427
Share-Based Compensation	—	—	1,808	—	—	—	1,808
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	222,762	1	599	—	(205)	4,063	4,458
Common Stock Repurchased	(245,554)	—	—	—	—	(14,284)	(14,284)
Cash Dividends Declared ($0.45 per share)	—	—	—	—	(20,073)	—	(20,073)
Balance as of March 31, 2014	44,467,593	$573	$524,912	$(25,396)	$1,170,068	$(641,253)	$1,028,904

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.1	$—	0.44%	$3.4	$—	0.24%	$5.7	$—	0.23%
Funds Sold	484.3	0.2	0.21	358.8	0.2	0.21	270.5	0.1	0.20
Investment Securities
Available-for-Sale
Taxable	1,560.8	6.5	1.67	1,563.9	7.0	1.78	1,548.9	7.2	1.86
Non-Taxable	723.3	5.7	3.16	715.1	5.8	3.24	677.5	5.5	3.27
Held-to-Maturity
Taxable	4,140.9	22.8	2.21	4,256.3	23.3	2.19	4,501.6	26.3	2.34
Non-Taxable	249.1	2.5	3.94	250.0	2.5	3.95	252.6	2.5	3.96
Total Investment Securities	6,674.1	37.5	2.25	6,785.3	38.6	2.27	6,980.6	41.5	2.38
Loans Held for Sale	3.1	—	3.63	2.8	—	3.92	4.2	0.1	4.68
Loans and Leases [1]
Commercial and Industrial	1,130.5	8.9	3.18	1,025.3	8.5	3.30	923.8	7.8	3.41
Commercial Mortgage	1,449.5	13.7	3.83	1,421.3	13.9	3.87	1,250.0	12.7	4.12
Construction	103.8	1.1	4.39	110.4	1.2	4.52	97.3	1.1	4.43
Commercial Lease Financing	225.9	1.9	3.42	228.7	1.9	3.41	245.8	1.4	2.33
Residential Mortgage	2,631.3	27.5	4.18	2,501.8	26.5	4.24	2,286.9	24.4	4.27
Home Equity	878.5	8.1	3.72	850.5	8.2	3.82	781.8	7.6	3.97
Automobile	331.5	4.3	5.25	314.0	4.2	5.29	263.3	3.5	5.39
Other [2]	302.1	5.5	7.36	294.3	5.5	7.37	255.1	5.0	7.90
Total Loans and Leases	7,053.1	71.0	4.06	6,746.3	69.9	4.13	6,104.0	63.5	4.19
Other	66.0	0.3	1.83	68.7	0.3	1.76	76.8	0.3	1.57
Total Earning Assets [3]	14,283.7	109.0	3.07	13,965.3	109.0	3.11	13,441.8	105.5	3.16
Cash and Due from Banks	136.5			140.2			142.5
Other Assets	525.8			498.0			449.6
Total Assets	$14,946.0			$14,603.5			$14,033.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,577.1	0.2	0.03	$2,459.0	0.2	0.03	$2,325.8	0.2	0.03
Savings	4,941.0	1.1	0.09	4,720.7	1.0	0.09	4,515.6	1.0	0.09
Time	1,378.3	1.1	0.33	1,480.5	1.2	0.32	1,373.1	1.2	0.37
Total Interest-Bearing Deposits	8,896.4	2.4	0.11	8,660.2	2.4	0.11	8,214.5	2.4	0.12
Short-Term Borrowings	8.5	—	0.14	8.5	—	0.14	10.0	—	0.14
Securities Sold Under Agreements to Repurchase	678.0	6.4	3.76	693.2	6.5	3.68	794.4	6.4	3.22
Other Debt	173.9	0.6	1.43	173.9	0.6	1.43	174.7	0.6	1.44
Total Interest-Bearing Liabilities	9,756.8	9.4	0.39	9,535.8	9.5	0.39	9,193.6	9.4	0.41
Net Interest Income		$99.6			$99.5			$96.1
Interest Rate Spread			2.68%			2.72%			2.75%
Net Interest Margin			2.81%			2.84%			2.87%
Noninterest-Bearing Demand Deposits	3,890.0			3,775.5			3,600.0
Other Liabilities	235.1			230.3			206.9
Shareholders' Equity	1,064.1			1,061.9			1,033.4
Total Liabilities and Shareholders' Equity	$14,946.0			$14,603.5			$14,033.9

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,878,000, $2,908,000 and $2,824,000 for the three months ended
March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2015
	Compared to December 31, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale
Taxable	$—	$(0.5)	$(0.5)
Non-Taxable	0.1	(0.2)	(0.1)
Held-to-Maturity
Taxable	(0.7)	0.2	(0.5)
Total Investment Securities	(0.6)	(0.5)	(1.1)
Loans and Leases
Commercial and Industrial	0.7	(0.3)	0.4
Commercial Mortgage	0.1	(0.3)	(0.2)
Construction	(0.1)	—	(0.1)
Residential Mortgage	1.4	(0.4)	1.0
Home Equity	0.2	(0.3)	(0.1)
Automobile	0.1	—	0.1
Total Loans and Leases	2.4	(1.3)	1.1
Total Change in Interest Income	1.8	(1.8)	—

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	—	0.1
Time	(0.1)	—	(0.1)
Total Interest-Bearing Deposits	—	—	—
Securities Sold Under Agreements to Repurchase	(0.2)	0.1	(0.1)
Total Change in Interest Expense	(0.2)	0.1	(0.1)

Change in Net Interest Income	$2.0	$(1.9)	$0.1

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2015
	Compared to March 31, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$—	$0.1
Investment Securities
Available-for-Sale
Taxable	0.1	(0.8)	(0.7)
Non-Taxable	0.4	(0.2)	0.2
Held-to-Maturity
Taxable	(2.1)	(1.4)	(3.5)
Total Investment Securities	(1.6)	(2.4)	(4.0)
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	1.6	(0.5)	1.1
Commercial Mortgage	1.9	(0.9)	1.0
Construction	0.1	(0.1)	—
Commercial Lease Financing	(0.1)	0.6	0.5
Residential Mortgage	3.6	(0.5)	3.1
Home Equity	0.9	(0.4)	0.5
Automobile	0.9	(0.1)	0.8
Other [2]	0.9	(0.4)	0.5
Total Loans and Leases	9.8	(2.3)	7.5
Total Change in Interest Income	8.2	(4.7)	3.5

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	—	0.1
Time	—	(0.1)	(0.1)
Total Interest-Bearing Deposits	0.1	(0.1)	—
Securities Sold Under Agreements to Repurchase	(1.0)	1.0	—
Total Change in Interest Expense	(0.9)	0.9	—

Change in Net Interest Income	$9.1	$(5.6)	$3.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014
Salaries	$27,914	$28,751	$27,914
Incentive Compensation	4,514	4,639	4,231
Share-Based Compensation	2,345	2,342	1,969
Commission Expense	1,592	1,383	1,059
Retirement and Other Benefits	4,731	3,947	4,986
Payroll Taxes	3,585	2,007	3,568
Medical, Dental, and Life Insurance	3,184	2,653	2,621
Separation Expense	1,915	(202)	549
Total Salaries and Benefits	$49,780	$45,520	$46,897

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2015	2014	2014	2014	2014
Commercial
Commercial and Industrial	$1,141,408	$1,055,243	$991,157	$988,940	$955,599
Commercial Mortgage	1,477,902	1,437,513	1,373,289	1,345,549	1,284,181
Construction	111,381	109,183	132,097	121,434	91,452
Lease Financing	224,419	226,189	232,381	237,585	240,931
Total Commercial	2,955,110	2,828,128	2,728,924	2,693,508	2,572,163
Consumer
Residential Mortgage	2,699,434	2,571,090	2,444,989	2,355,085	2,305,153
Home Equity	884,742	866,688	838,206	811,180	797,341
Automobile	339,686	323,848	306,003	287,794	273,553
Other [1]	299,656	307,835	288,228	278,786	261,647
Total Consumer	4,223,518	4,069,461	3,877,426	3,732,845	3,637,694
Total Loans and Leases	$7,178,628	$6,897,589	$6,606,350	$6,426,353	$6,209,857

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2015	2014	2014	2014	2014
Consumer	$6,220,391	$6,092,929	$5,972,435	$5,938,123	$5,960,485
Commercial	5,444,814	5,163,352	5,070,080	5,207,026	4,742,308
Public and Other	1,314,411	1,376,808	1,318,926	1,524,885	1,341,680
Total Deposits	$12,979,616	$12,633,089	$12,361,441	$12,670,034	$12,044,473

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2015	2014	2014	2014	2014
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$8,641	$9,088	$8,952	$10,437	$11,239
Commercial Mortgage	732	745	1,366	1,403	1,421
Total Commercial	9,373	9,833	10,318	11,840	12,660
Consumer
Residential Mortgage	14,344	14,841	16,756	15,818	19,003
Home Equity	2,965	3,097	2,671	2,787	1,935
Total Consumer	17,309	17,938	19,427	18,605	20,938
Total Non-Accrual Loans and Leases	26,682	27,771	29,745	30,445	33,598
Foreclosed Real Estate	2,095	2,311	3,562	3,944	3,450
Total Non-Performing Assets	$28,777	$30,082	$33,307	$34,389	$37,048

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$2	$14	$—	$150
Total Commercial	—	2	14	—	150
Consumer
Residential Mortgage	3,914	4,506	4,819	6,082	5,729
Home Equity	2,425	2,596	2,816	2,505	2,845
Automobile	537	616	612	236	346
Other [1]	1,078	941	842	844	644
Total Consumer	7,954	8,659	9,089	9,667	9,564
Total Accruing Loans and Leases Past Due 90 Days or More	$7,954	$8,661	$9,103	$9,667	$9,714
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$46,639	$45,474	$45,169	$43,625	$44,473
Total Loans and Leases	$7,178,628	$6,897,589	$6,606,350	$6,426,353	$6,209,857

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.37%	0.40%	0.45%	0.47%	0.54%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.40%	0.44%	0.50%	0.53%	0.60%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.34%	0.38%	0.42%	0.48%	0.53%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.44%	0.47%	0.56%	0.57%	0.64%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.51%	0.56%	0.64%	0.69%	0.75%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$30,082	$33,307	$34,389	$37,048	$39,650
Additions	621	1,885	2,565	2,798	2,491
Reductions
Payments	(1,427)	(1,822)	(2,381)	(2,753)	(1,855)
Return to Accrual Status	(187)	(1,291)	(704)	(904)	(1,864)
Sales of Foreclosed Real Estate	(37)	(1,480)	(449)	(1,782)	(737)
Charge-offs/Write-downs	(275)	(517)	(113)	(18)	(637)
Total Reductions	(1,926)	(5,110)	(3,647)	(5,457)	(5,093)
Balance at End of Quarter	$28,777	$30,082	$33,307	$34,389	$37,048

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2015	2014	2014
Balance at Beginning of Period	$114,575	$116,249	$121,521
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(235)	(205)	(819)
Consumer
Residential Mortgage	(559)	(97)	(329)
Home Equity	(216)	(293)	(351)
Automobile	(1,428)	(1,376)	(917)
Other [1]	(1,650)	(1,772)	(1,622)
Total Loans and Leases Charged-Off	(4,088)	(3,743)	(4,038)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	646	396	920
Commercial Mortgage	14	14	14
Construction	8	8	5
Lease Financing	68	4	2
Consumer
Residential Mortgage	342	542	272
Home Equity	881	204	551
Automobile	494	467	445
Other [1]	408	434	501
Total Recoveries on Loans and Leases Previously Charged-Off	2,861	2,069	2,710
Net Loans and Leases Charged-Off	(1,227)	(1,674)	(1,328)
Provision for Unfunded Commitments	—	—	(57)
Balance at End of Period [2]	$113,348	$114,575	$120,136

Components
Allowance for Loan and Lease Losses	$107,461	$108,688	$114,126
Reserve for Unfunded Commitments	5,887	5,887	6,010
Total Reserve for Credit Losses	$113,348	$114,575	$120,136

Average Loans and Leases Outstanding	$7,053,061	$6,746,332	$6,104,041

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.07%	0.10%	0.09%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.50%	1.58%	1.84%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2015
Net Interest Income	$48,015	$35,927	$2,977	$9,851	$96,770
Provision for Credit Losses	1,723	(464)	(8)	(1,251)	—
Net Interest Income After Provision for Credit Losses	46,292	36,391	2,985	11,102	96,770
Noninterest Income	19,073	5,599	14,717	12,918	52,307
Noninterest Expense	(50,033)	(18,188)	(14,444)	(4,250)	(86,915)
Income Before Provision for Income Taxes	15,332	23,802	3,258	19,770	62,162
Provision for Income Taxes	(5,447)	(8,402)	(1,205)	(4,666)	(19,720)
Net Income	$9,885	$15,400	$2,053	$15,104	$42,442
Total Assets as of March 31, 2015	$4,239,641	$2,910,258	$188,399	$7,800,881	$15,139,179

Three Months Ended March 31, 2014 [1]
Net Interest Income	$41,102	$28,237	$2,582	$21,312	$93,233
Provision for Credit Losses	1,456	(61)	(68)	(1,327)	—
Net Interest Income After Provision for Credit Losses	39,646	28,298	2,650	22,639	93,233
Noninterest Income	19,320	6,260	14,343	4,845	44,768
Noninterest Expense	(49,096)	(17,418)	(14,235)	(2,798)	(83,547)
Income Before Provision for Income Taxes	9,870	17,140	2,758	24,686	54,454
Provision for Income Taxes	(3,652)	(5,879)	(1,020)	(5,311)	(15,862)
Net Income	$6,218	$11,261	$1,738	$19,375	$38,592
Total Assets as of March 31, 2014 [1]	$3,679,909	$2,512,523	$183,381	$7,887,305	$14,263,118

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2015	2014	2014	2014	2014
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$70,961	$69,974	$68,089	$65,818	$63,526
Income on Investment Securities
Available-for-Sale	10,198	10,732	10,286	10,697	10,760
Held-to-Maturity	24,407	24,966	26,067	26,938	27,889
Deposits	3	2	3	1	3
Funds Sold	259	192	176	168	137
Other	302	303	302	302	302
Total Interest Income	106,130	106,169	104,923	103,924	102,617
Interest Expense
Deposits	2,368	2,392	2,391	2,393	2,358
Securities Sold Under Agreements to Repurchase	6,371	6,520	6,523	6,465	6,397
Funds Purchased	3	3	3	4	3
Other Debt	618	622	627	650	626
Total Interest Expense	9,360	9,537	9,544	9,512	9,384
Net Interest Income	96,770	96,632	95,379	94,412	93,233
Provision for Credit Losses	—	—	(2,665)	(2,199)	—
Net Interest Income After Provision for Credit Losses	96,770	96,632	98,044	96,611	93,233
Noninterest Income
Trust and Asset Management	12,180	12,225	11,716	12,005	11,852
Mortgage Banking	1,693	2,116	1,646	1,804	2,005
Service Charges on Deposit Accounts	8,537	9,058	9,095	8,638	8,878
Fees, Exchange, and Other Service Charges	12,897	13,702	13,390	13,370	12,939
Investment Securities Gains, Net	10,231	1,966	1,858	2,079	2,160
Annuity and Insurance	2,044	1,664	2,348	1,930	2,123
Bank-Owned Life Insurance	1,734	1,874	1,644	1,519	1,602
Other	2,991	3,213	3,253	3,136	3,209
Total Noninterest Income	52,307	45,818	44,950	44,481	44,768
Noninterest Expense
Salaries and Benefits	49,780	45,520	45,530	45,081	46,897
Net Occupancy	9,333	9,291	9,334	9,254	9,417
Net Equipment	5,288	4,734	4,473	4,669	4,603
Data Processing	3,773	3,823	3,665	3,842	3,649
Professional Fees	2,334	3,086	1,835	2,613	2,260
FDIC Insurance	2,140	2,055	1,750	2,055	2,076
Other	14,267	12,731	14,443	13,568	14,645
Total Noninterest Expense	86,915	81,240	81,030	81,082	83,547
Income Before Provision for Income Taxes	62,162	61,210	61,964	60,010	54,454
Provision for Income Taxes	19,720	20,019	20,195	18,520	15,862
Net Income	$42,442	$41,191	$41,769	$41,490	$38,592

Basic Earnings Per Share	$0.98	$0.95	$0.95	$0.94	$0.87
Diluted Earnings Per Share	$0.97	$0.94	$0.95	$0.94	$0.87

Balance Sheet Totals
Loans and Leases	$7,178,628	$6,897,589	$6,606,350	$6,426,353	$6,209,857
Total Assets	15,139,179	14,787,208	14,510,166	14,844,505	14,263,118
Total Deposits	12,979,616	12,633,089	12,361,441	12,670,034	12,044,473
Total Shareholders' Equity	1,075,251	1,055,086	1,057,413	1,050,801	1,028,904

Performance Ratios
Return on Average Assets	1.15%	1.12%	1.15%	1.17%	1.12%
Return on Average Shareholders' Equity	16.18	15.39	15.57	15.87	15.15
Efficiency Ratio [1]	58.30	57.03	57.74	58.38	60.54
Net Interest Margin [2]	2.81	2.84	2.85	2.86	2.87

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2015		December 31, 2014		December 31, 2013
Hawaii Economic Trends
State General Fund Revenues [1]	$1,045.5	12.2%	$5,535.7	1.6%	$5,450.6	3.7%
General Excise and Use Tax Revenue [1]	$534.4	3.2%	$2,979.8	2.5%	$2,907.6	2.2%
Jobs [2]	647.0		643.7		629.9

				February 28,	December 31,
(spot rates)				2015	2014	2013
Unemployment [3]
Statewide, seasonally adjusted				4.1%	4.0%	4.7%

Oahu				3.9	3.5	3.8
Island of Hawaii				5.3	4.7	5.9
Maui				4.4	3.8	4.7
Kauai				4.8	4.3	5.2

			March 31,	December 31,
(percentage change, except months of inventory)			2015	2014	2013	2012
Housing Trends (Single Family Oahu) [4]
Median Home Price			3.2%	3.8%	4.8%	7.8%
Home Sales Volume (units)			(4.0)%	(0.8)%	4.6%	6.5%
Months of Inventory			2.7	2.6	2.7	2.5

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)
December 31, 2014				765.3		6.2
November 30, 2014				637.7		2.2
October 31, 2014				659.8		3.0
September 30, 2014				622.2		4.1
August 31, 2014				730.7		(2.4)
July 31, 2014				772.1		1.9
June 30, 2014				725.1		1.2
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1
December 31, 2013				720.8		(1.8)
November 30, 2013				624.1		(4.2)
October 31, 2013				640.3		(0.1)
September 30, 2013				597.7		0.5
August 31, 2013				748.8		2.5
July 31, 2013				758.0		4.6
June 30, 2013				716.6		5.5
May 31, 2013				637.5		2.4
April 30, 2013				667.0		3.1
March 31, 2013				769.1		7.6
February 28, 2013				675.5		7.8
January 31, 2013				681.9		5.9
December 31, 2012				733.7		6.3
November 30, 2012				651.2		14.5
October 31, 2012				640.7		8.6
September 30, 2012				595.0		6.1
August 31, 2012				725.6		11.0
July 31, 2012				720.4		7.8
June 30, 2012				677.2		11.5
May 31, 2012				622.9		12.5

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.